Exhibit 10.42

AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 20th day of March, 2006, by and among Silicon Valley Bank (“Bank”) and Sento Corporation, a Utah corporation, Sento Technical Services Corporation, a Utah corporation, and Xtrasource Acquisition, Inc, a Delaware corporation (severally and collectively, “Borrower”) whose address is 420 E. South Temple, Suite 400, Salt Lake City, UT 84111.

RECITALS

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as of April 15, 2003, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated April 29, 2003, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of August 7, 2003, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of May 11, 2004, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of July 29, 2004, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of March 22, 2005, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of March 31, 2005, as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of July 22, 2005, and as amended by that certain Amendment to Loan Documents by and between Bank and Borrower dated as of January 26, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to extend the Term Loan #4 Availability End Date.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendment to Loan Agreement.

2.1          Section 1 (Credit Limit). Section 1.5 in the Third Amended and Restated Schedule to Loan and Security Agreement is amended in part to provide that Term Loan #4 shall be available through June 30, 2006 (the “Term Loan #4 Availability End Date”).

3.             Limitation of Amendment.

3.1          The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on April 15, 2003 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.             Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Sento Corporation

By:	/s/ Ron Sherman	By:	/s/ Anthony Sansone
Name:	Ron Sherman	Name:	Anthony Sansone
Title:	Senior Relationship Manager	Title:	SVP & CFO

Sento Technical Services Corporation

		By:	/s/ Anthony Sansone
		Name:	Anthony Sansone
		Title:	SVP & CFO

Xtrasource Acquisition, Inc.

		By:	/s/ Anthony Sansone
		Name:	Anthony Sansone
		Title:	SVP & CFO